Exhibit 99

Rocky Brands, Inc. Announces Second Quarter 2024 Results

Net Sales of $98.3 Million; Net Loss Per Share of $0.17; Adjusted Net Income Per Share of $0.17

Inventories Decreased 20.0% and Total Debt Decreased 31.3% Year-Over-Year

NELSONVILLE, Ohio, July 30, 2024 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its second quarter ended June 30, 2024.

Second Quarter 2024 Overview

●	Net sales decreased 1.6% to $98.3 million from the year ago quarter, or increased 6.1%, excluding certain non-recurring sales from the year ago quarter
●	Operating income increased 104.7% to $4.5 million from the year ago quarter
●	Net loss was $1.2 million, or $0.17 per diluted share as compared to a net loss of $2.7 million or $0.37 per diluted share for the year ago quarter
●	Adjusted net income was $1.3 million, or $0.17 per diluted share, as compared to $0.0 million or $0.00 per diluted share for the year ago quarter
●	Inventories at June 30, 2024 decreased 20.0% year-over-year
●	Total debt at June 30, 2024 decreased 31.3% year-over-year

Jason Brooks, Chairman, President and Chief Executive Officer, commented, “We continue to effectively navigate an unpredictable consumer environment thanks to our diversified brand portfolio and recently deployed cost saving initiatives. Strong double-digit gains in sales for our Durango and XTRATUF brands in both our wholesale and e-commerce channels helped offset softness in other areas of our business and generated low-single digit year-over-year recurring sales growth. The second quarter was also highlighted by the refinancing of our debt and simplification of our capital structure which is expected to generate approximately $4.4 million in annualized savings beginning in 2025. Over the past several years, we have taken actions to improve the Company’s financial profile in order to reinvest in growth and drive increased shareholder value. We are encouraged with our recent results and look forward to delivering further growth over the near and long-term.”

Second Quarter 2024 Review

Second quarter net sales decreased 1.6% to $98.3 million compared with $99.8 million in the second quarter of 2023. Excluding certain non-recurring sales relating to the manufacturing of Servus product following the divestiture of the Servus brand, the change to a distributor model in Canada in November 2023, and temporarily elevated commercial military footwear sales to a single customer throughout 2023, net sales increased 6.1% in the second quarter of 2024 compared to the year ago period. Wholesale sales for the second quarter were $68.3 million, down 4.5% compared to the second quarter of 2023, or up 2.3% excluding the aforementioned non-recurring sales. Retail sales for the second quarter increased 4.1%, or 6.1% excluding the non-recurring sales related to the change in the Canada distribution model, to $26.1 million compared to the second quarter of 2023. Contract Manufacturing sales, which include contract military sales and private label programs, were $3.9 million in the second quarter of 2024 compared to $3.3 million in the prior year period, or up $2.6 million excluding the aforementioned non-recurring sales.

Gross margin in the second quarter of 2024 was $38.0 million, or 38.7% of net sales, compared to $37.6 million, or 37.6% of net sales, for the same period last year. The 110-basis point increase in gross margin as a percentage of net sales was due to an increase of 200-basis points in Wholesale gross margins as well as a higher percentage of Retail net sales, which carry higher gross margins than our Wholesale and Contract Manufacturing segments.

Operating expenses were $33.5 million, or 34.1% of net sales, for the second quarter of 2024 compared to $35.4 million, or 35.4% of net sales, for the same period a year ago. Excluding $0.7 million of acquisition-related amortization in the second quarter of 2024 and $1.7 million of acquisition-related amortization and restructuring costs in the second quarter of 2023, adjusted operating expenses were $32.8 million, or 33.4%, in the current year period and $33.6 million, or 33.2%, in the year ago period.

Income from operations for the second quarter of 2024 was $4.5 million, or 4.6% of net sales, compared to $2.2 million, or 2.2% of net sales, for the same period a year ago. Adjusted operating income for the second quarter of 2024 was $5.2 million, or 5.3% of net sales, compared to adjusted operating income of $5.7 million, or 5.6% of net sales, a year ago.

Interest expense for the second quarter of 2024 was $6.1 million, inclusive of a $2.6 million one-time term loan extinguishment charge, compared with $5.6 million a year ago. Excluding the one-time term loan extinguishment charge, interest expense for the second quarter was $3.5 million. The $2.1 million decrease was driven by lower debt levels and lower interest rates as a result of the debt refinancing completed in April 2024.

The Company reported a second quarter net loss of $1.2 million, or $0.17 per diluted share, compared to a net loss of $2.7 million, or $0.37 per diluted share, in the second quarter of 2023. Adjusted net income for the second quarter of 2024 was $1.3 million, or $0.17 per diluted share, compared to $0.0 million, or $0.00 per diluted share, in the year ago period.

Balance Sheet Review

Cash and cash equivalents were $4.1 million at June 30, 2024 compared to $3.1 million on the same date a year ago.

Inventories at June 30, 2024 were $175.0 million, down 20.0% compared to $218.3 million on the same date a year ago.

Total debt, net of unamortized debt issuance costs, at June 30, 2024 was $152.4 million consisting of a $49.3 million senior term loan and $105.7 million of borrowings under the Company's $175.0 million revolving credit facility with Bank of America, N.A. Compared with June 30, 2023 and December 31, 2023, total debt at June 30, 2024 was down 31.3% and 12.0%, respectively.

Conference Call Information

The Company's conference call to review second quarter 2024 results will be broadcast live over the internet today, Tuesday, July 30, 2024 at 4:30 pm Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 704-4453 (domestic) or (201) 389-0920 (international). The conference call will also be available to interested parties through a live webcast at www.rockybrands.com. Please visit the website and select the “Investors” link at least 15 minutes prior to the start of the call to register and download any necessary software.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names. Brands in the portfolio include Rocky®, Georgia Boot®, Durango®, Lehigh®, The Original Muck Boot Company®, XTRATUF® and Ranger®. More information can be found at RockyBrands.com.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management and include statements in this press release regarding the Company's ability to effectively navigate changes in the consumer environment (Paragraph 2), anticipated annualized savings beginning in 2025 as a result of the Company's recent debt refinancing and simplified capital structure (Paragraph 2) and the Company's actions to improve its financial profile in order to reinvest in growth and to drive increased shareholder value (Paragraph 2). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2023 (filed March 15, 2024) and the quarterly report on Form 10-Q for the quarter ended March 31, 2024 (filed May 9, 2024). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by the Company or any other person that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Company Contact:	Tom Robertson
Chief Operating Officer, Chief Financial Officer and Treasurer
(740) 753-9100

Investor Relations:	Brendon Frey
ICR, Inc.
(203) 682-8200

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	June 30,	December 31,	June 30,
	2024	2023	2023
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$4,107	$4,470	$3,082
Trade receivables – net	62,968	77,028	72,566
Contract receivables	-	927	2,990
Other receivables	427	1,933	2,225
Inventories – net	174,973	169,201	218,327
Income tax receivable	1,025	1,253	3,494
Prepaid expenses	5,659	3,361	5,522
Total current assets	249,159	258,173	308,206
LEASED ASSETS	7,367	7,809	9,362
PROPERTY, PLANT & EQUIPMENT – net	51,296	51,976	54,032
GOODWILL	47,844	47,844	47,844
IDENTIFIED INTANGIBLES – net	111,220	112,618	114,019
OTHER ASSETS	988	965	1,049
TOTAL ASSETS	$467,874	$479,385	$534,512

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$57,824	$49,840	$61,225
Contract liabilities	-	927	2,990
Current portion of long-term debt	8,361	2,650	4,625
Accrued expenses and other liabilities	20,663	18,112	21,526
Total current liabilities	86,848	71,529	90,366
LONG-TERM DEBT	144,073	170,480	217,114
LONG-TERM TAXES PAYABLE	-	169	169
LONG-TERM LEASE	4,914	5,461	6,804
DEFERRED INCOME TAXES	7,475	7,475	8,006
DEFERRED LIABILITIES	752	716	1,325
TOTAL LIABILITIES	244,062	255,830	323,784
SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding June 30, 2024 - 7,444,881; December 31, 2023 - 7,412,480; June 30, 2023 - 7,354,060	73,223	71,973	70,400
Retained earnings	150,589	151,582	140,328
Total shareholders' equity	223,812	223,555	210,728
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$467,874	$479,385	$534,512

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
NET SALES	$98,258	$99,822	$211,164	$210,267
COST OF GOODS SOLD	60,220	62,250	128,977	128,936
GROSS MARGIN	38,038	37,572	82,187	81,331

OPERATING EXPENSES	33,530	35,370	69,695	74,974

INCOME FROM OPERATIONS	4,508	2,202	12,492	6,357

INTEREST EXPENSE AND OTHER – net	(6,131)	(5,630)	(10,785)	(10,294)

(LOSS) INCOME BEFORE INCOME TAX EXPENSE	(1,623)	(3,428)	1,707	(3,937)

INCOME TAX (BENEFIT) EXPENSE	(380)	(713)	399	(823)

NET (LOSS) INCOME	$(1,243)	$(2,715)	$1,308	$(3,114)

(LOSS) INCOME PER SHARE
Basic	$(0.17)	$(0.37)	$0.18	$(0.42)
Diluted	$(0.17)	$(0.37)	$0.18	$(0.42)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

Basic	7,429	7,354	7,423	7,350
Diluted	7,429	7,354	7,466	7,350

Rocky Brands, Inc. and Subsidiaries

Reconciliation of GAAP Measures to Non-GAAP Measures

(In thousands, except share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

NET SALES
NET SALES, AS REPORTED	$98,258	$99,822	$211,164	$210,267
ADD: RETURNS RELATING TO SUPPLIER DISPUTE	-	1,542	-	1,542
ADJUSTED NET SALES	$98,258	$101,364	$211,164	$211,809

COST OF GOODS SOLD
COST OF GOODS SOLD, AS REPORTED	$60,220	$62,250	$128,977	$128,936
LESS: SUPPLIER DISPUTE INVENTORY ADJUSTMENT	-	(181)	-	(181)
ADJUSTED COST OF GOODS SOLD	$60,220	$62,069	$128,977	$128,755

GROSS MARGIN
GROSS MARGIN, AS REPORTED	$38,038	$37,572	$82,187	$81,331
ADJUSTED GROSS MARGIN	$38,038	$39,295	$82,187	$83,054

OPERATING EXPENSES
OPERATING EXPENSES, AS REPORTED	$33,530	$35,370	$69,695	$74,974
LESS: ACQUISITION-RELATED AMORTIZATION	(692)	(692)	(1,384)	(1,456)
LESS: RESTRUCTURING COSTS	-	(1,034)	-	(1,034)
ADJUSTED OPERATING EXPENSES	$32,838	$33,644	$68,311	$72,484

ADJUSTED OPERATING INCOME	$5,200	$5,651	$13,876	$10,570

INTEREST EXPENSE AND OTHER – net, AS REPORTED	$(6,131)	$(5,630)	$(10,785)	$(10,294)
ADD: TERM LOAN FACILITY EXINGUISHMENT COSTS	2,597	-	2,597	-
LESS: GAIN ON SALE OF BUSINESS	-	-	-	(1,341)
ADJUSTED INTEREST EXPENSE AND OTHER – net	(3,534)	(5,630)	(8,188)	(11,635)

NET INCOME
NET (LOSS) INCOME, AS REPORTED	$(1,243)	$(2,715)	$1,308	$(3,114)
TOTAL NON-GAAP ADJUSTMENTS	3,289	3,449	3,981	2,872
TAX IMPACT OF ADJUSTMENTS	(770)	(717)	(931)	(600)
ADJUSTED NET INCOME (LOSS)	$1,276	$17	$4,358	$(842)

NET (LOSS) INCOME PER SHARE, AS REPORTED
BASIC	$(0.17)	$(0.37)	$0.18	$(0.42)
DILUTED	$(0.17)	$(0.37)	$0.18	$(0.42)

ADJUSTED NET INCOME (LOSS) PER SHARE
BASIC	$0.17	$-	$0.59	$(0.11)
DILUTED	$0.17	$-	$0.58	$(0.11)

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	7,429	7,354	7,423	7,350
DILUTED	7,429	7,354	7,466	7,350

Use of Non-GAAP Financial Measures

In addition to GAAP financial measures, we present the following non-GAAP financial measures: "non-GAAP adjusted operating expenses," "non-GAAP adjusted operating income," "non-GAAP adjusted interest expense and other income/(expense) - net," "non-GAAP adjusted net income," and "non-GAAP adjusted net income per share." Adjusted results exclude the impact of items that management believes affect the comparability or underlying business trends in our consolidated financial statements in the periods presented. We believe that these non-GAAP measures are useful to management and investors and other users of our consolidated financial statements as an additional tool for evaluating operating performance. We believe they also provide a useful baseline for analyzing trends in our operations.

Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. See "Reconciliation of GAAP Measures to Non-GAAP Measures" accompanying this press release.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Returns relating to supplier dispute	Returns relating to supplier dispute consist of returns of product produced by a manufacturing supplier.	We excluded these returns for calculating certain non-GAAP measures because these returns are inconsistent in size with our normal course of business and are unique to the on-going dispute with a manufacturing supplier. These adjustments facilitate a useful evaluation of our current operating performance and comparison to past operating performance and provide investors with additional means to evaluate net sales trends.
Supplier dispute inventory adjustment	Supplier dispute inventory adjustment consists of an inventory adjustment to cost of goods sold for product produced by a manufacturing supplier.	We excluded this inventory adjustment to cost of goods sold for calculating certain non-GAAP measures because this adjustment is noncustomary and is unique to the on-going dispute with a manufacturing supplier. This adjustment facilitates a useful evaluation of our current operating performance and comparison to past operating performance and provides investors with additional means to evaluate net cost of goods sold trends.
Acquisition-related amortization

Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as brands and customer relationships acquired in connection with the acquisition of the performance and lifestyle footwear business of Honeywell International Inc. Charges related to the amortization of these intangibles are recorded in operating expenses in our GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.

We excluded amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the valuation of our acquisition. These adjustments facilitate a useful evaluation of our current operating performance and comparison to past operating performance and provide investors with additional means to evaluate cost and expense trends.

Restructuring Costs	Restructuring costs represent severance expenses associated with headcount reductions following the integration of the acquired performance and lifestyle footwear business of Honeywell International Inc. in 2022 and the sale of Servus in 2023.	We excluded restructuring costs for purposes of calculating non-GAAP measures because these costs do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operations performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.
Term debt extinguishment costs	Term debt extinguishment costs relate to the loss incurred on the extinguishment of debt during the second quarter 2024. The prepayment penalty associated with the early termination of the term debt, as well as the accelerated amortization of deferred financing fees of the term debt, was recorded as expense within Interest Expense and Other - net accompanying unaudited condensed consolidated financial statements.	We excluded this cost for purposes of calculating non-GAAP measures because these costs do not reflect our current operating performance. This adjustment is a one-time cost for refinancing the term debt and is not reoccurring. This adjustment facilitates a useful evaluation of our current operations performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.
Gain on sale of business	Gain on sale of business relates to the sale of the brand Servus. This includes the disposal of non-financial assets and corresponding expenses relating to the sale of the brand along with assets held at our Rock Island manufacturing facility.	We excluded the disposition of non-financial assets and related expenses for purposes of calculating certain non-GAAP measures because the gain does not accurately reflect our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.